UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2025

SPAR Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27408	33-0684451
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1910 Opdyke Court, Auburn Hills, MI (Address of Principal Executive Offices)		48326 (Zip Code)

Registrant's telephone number, including area code: (248) 364-7727

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SGRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

SPAR Group, Inc. ("SGRP" or the "Corporation", and together with its subsidiaries, the "Company", "SPAR" or "SPAR Group") has listed its shares of common stock, par value $0.01 ("Common Stock") for trading through the Nasdaq Stock Market LLC ("Nasdaq") under the trading symbol "SGRP" and periodically files reports with the Securities and Exchange Commission ("SEC"). Reference is made to: (a) SGRP's Amended 2024 Annual Report on Form 10-K/A for the year ended December 31, 2024, as filed with the SEC on July 17, 2025 (the "2024 Annual Report"), and (b) SGRP's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (together with the 2024 Annual Report, each an "SEC Report").

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael Matacunas Retirement

On August 25, 2025, Michael R. Matacunas, President and Chief Executive Officer of the Corporation, notified the Corporation of his intention to resign from the position of President, effective immediately to facilitate the promotion of William Linnane, and of his intention to retire and resign from the position of Chief Executive Officer on October 3, 2025. On the same date, the Corporation entered into a transition agreement (the “Matacunas Transition Agreement”) with Mr. Matacunas, providing that, upon execution of a mutual release of claims, (i) the Corporation will pay to Mr. Matacunas a retention bonus of $2,000,000; (ii) Mr. Matacunas’ stock options for Common Stock will remain outstanding and exercisable for three years following his resignation from the position of Chief Executive Officer; and (iii) the restricted stock units issued to Mr. Matacunas on May 15, 2025 pursuant to the Restricted Stock Unit Contract, dated February 22, 2021, will immediately vest in full. On the same date, Mr. Matacunas and the Corporation signed a mutual release of claims (the “Matacunas Release”). In connection with the Matacunas Transition Agreement, the Change in Control Severance Agreement between Mr. Matacunas and the Corporation will terminate relieving the Company of a $4m potential liability.

The foregoing descriptions are only a summary of the Matacunas Transition Agreement and the Matacunas Release and are qualified in their entirety by reference to a copy of the Matacunas Transition Agreement and the Matacunas Release, which are attached to this Current Report on Form 8-K (this “Current Report”) as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

William Linnane Appointment

On August 25, 2025, following the announcement of Mr. Matacunas’ resignation from the position of President of the Corporation, the Corporation announced that William Linnane will transition from his role as the Global Strategy & Growth Officer of the Corporation to the President of the Corporation, effective immediately.

On the same date, the Corporation entered into an employment agreement (the “Linnane Employment Agreement”) with Mr. Linnane, providing that the Corporation will pay to Mr. Linnane a base salary of $415,000 and the opportunity to earn an annual bonus up to 100% of his base salary based on performance criteria as determined by the board of directors of the Corporation. The Linnane Employment Agreement also provides that Mr. Linnane will be eligible to participate in the Corporation’s equity incentive plan and will be eligible for paid vacation and other paid time off. In the event Mr. Linnane is terminated by the Corporation without Cause (as defined in the Linnane Employment Agreement) or Mr. Linnane terminates his employment with the Corporation for Good Reason (as defined in the Linnane Employment Agreement), Mr. Linnane will be eligible to receive (i) any annual bonus earned (to the extent not already paid), (ii) a severance payment equal to one times Mr. Linnane’s base salary plus an amount equal to the average bonus paid to Mr. Linnane for the immediately preceding two years, and (iii) benefits coverage for up to 12 months.

The foregoing description is only a summary of the Linnane Employment Agreement and is qualified in its entirety by reference to a copy of the Linnane Employment Agreement, which is attached to this Current Report as Exhibit 10.3 and incorporated by reference herein.

Ron Lutz Retirement and Transition to Consultant

On August 25, 2025, Ron Lutz, Global Chief Commercial Officer of the Corporation, notified the Company of his intention to retire and resign as a result of the Corporation deciding to eliminate his position. On the same date, the Corporation entered into a departure agreement (the “Lutz Departure Agreement”) with Mr. Lutz, providing that his last day of employment with the Corporation is August 29, 2025, as well as a final separation and release of claims (the “Lutz Release”).

Mr. Lutz had previously entered into a Change of Control Severance Agreement on July 12, 2021 with the Corporation (the “Lutz Change of Control Agreement”) that provides him with the right to receive severance and accelerated vesting of his outstanding phantom shares in the event of his resignation for Good Reason (as defined in the Lutz Change of Control Agreement). His resignation as a result of elimination of his position is considered to be for Good Reason pursuant to the terms of the Lutz Change of Control Agreement.

Mr. Lutz’s Departure Agreement provides for an aggregate payment of $588,258 in accordance with the Lutz Change of Control Agreement, which includes a severance payment and a payment for accelerated vesting of his outstanding phantom shares of the Corporation. On the same date, Mr. Lutz and the Corporation entered into a consulting services agreement (the “Lutz Consulting Agreement”), whereby Mr. Lutz will provide, among other things, executive and organization consulting beginning on September 8, 2025 for a consulting fee of $15,000 per month.

The foregoing descriptions are only a summary of the Lutz Departure Agreement, the Lutz Release and the Lutz Consulting Agreement and are qualified in their entirety by reference to a copy of the Lutz Departure Agreement, the Lutz Release and the Lutz Consulting Agreement, which are attached to this Current Report as Exhibits 10.4, 10.5 and 10.6, respectively, and incorporated by reference herein.

Kori Belzer Retirement

On August 25, 2025, Kori Belzer, Global Chief Operating Officer of the Corporation, notified the Company of her intention to retire and resign as a result of the Corporation deciding to eliminate her position. On the same date, the Corporation entered into a departure agreement (the “Belzer Departure Agreement”) with Ms. Belzer, providing that her last day of employment with the Corporation is August 29, 2025, as well as a final separation and release of claims (the “Belzer Release”).

Ms. Belzer had previously entered into an Amended and Restated Change of Control Severance Agreement on August 10, 2022 with the Corporation (the “Belzer Change of Control Agreement”) that provides her with the right to receive severance and accelerated vesting of her outstanding phantom shares in the event of her resignation for Good Reason (as defined in the Belzer Change of Control Agreement). Her resignation as a result of elimination of her positions is considered to be for Good Reason pursuant to the terms of the Belzer Change of Control Agreement.

The Belzer Departure Agreement provides for an aggregate payment of $871,405 in accordance with the Belzer Change of Control Agreement, which includes a severance payment and a payment for accelerated vesting of her outstanding phantom shares of the Corporation.

The foregoing descriptions are only a summary of the Belzer Departure Agreement and the Belzer Release and are qualified in their entirety by reference to a copy of the Belzer Departure Agreement and the Belzer Release, which are attached to this Current Report as Exhibits 10.7 and 10.8, respectively, and incorporated by reference herein.

Forward Looking Statements

This Current Report contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, the Corporation and its subsidiaries. “Forward-looking statements” are defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, and other applicable federal and state securities laws, rules and regulations, as amended.

Readers can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as “may,” “will,” “expect,” “intend,” “believe,” “estimate,” “anticipate,” “continue,” “plan,” “project,” or the negative of these terms or other similar expressions also identify forward-looking statements. Forward-looking statements made by the Corporation in this Current Report may include (without limitation) statements regarding: risks, uncertainties, cautions, circumstances and other factors (“Risks”). Those Risks include (without limitation): collection of the termination fee from Highwire Capital, potential non-compliance with applicable Nasdaq rules regarding the filing of periodic financial reports, director independence, bid price or other rules; any potential non-compliance with applicable Nasdaq annual meeting, director independence, bid price or other rules; the impact of selling certain of the Corporation's subsidiaries or any resulting impact on revenues, earnings or cash; the Company's cash flows or financial condition; and plans, intentions, expectations.

For additional information and risk factors that could affect the Corporation, see its 2024 Annual Report and other SEC Reports as filed with the SEC. The information contained in this Current Report is made only as of the date hereof, even if subsequently made available by the Corporation on its website or otherwise.

You should carefully review and consider the Corporation's forward-looking statements (including all risk factors and other cautions and uncertainties) and other information made, contained or noted in or incorporated by reference into this Current Report, but you should not place undue reliance on any of them. The results, actions, levels of activity, performance, achievements or condition of the Company (including its affiliates, assets, business, clients, capital, cash flow, credit, expenses, financial condition, income, legal costs, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) and other events and circumstances planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, “Expectations”), and our forward-looking statements (including all Risks) and other information reflect the Corporation's current views about future events and circumstances. Although the Corporation believes those Expectations and views are reasonable, the results, actions, levels of activity, performance, achievements or condition of the Company or other events and circumstances may differ materially from our Expectations and views, and they cannot be assured or guaranteed by the Corporation, since they are subject to Risks and other assumptions, changes in circumstances and unpredictable events (many of which are beyond the Corporation's control). In addition, new Risks arise from time to time, and it is impossible for the Corporation to predict these matters or how they may arise or affect the Company. Accordingly, the Corporation cannot assure you that its Expectations will be achieved in whole or in part, that it has identified all potential Risks, or that it can successfully avoid or mitigate such Risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in the Corporation's common stock.

These forward-looking statements reflect the Corporation's Expectations, views, Risks and assumptions only as of the date hereof, and the Corporation does not intend, assume any obligation, or promise to publicly update or revise any forward- looking statements (including any Risks or Expectations) or other information (in whole or in part), whether as a result of new information, new or worsening Risks or uncertainties, changed circumstances, future events, recognition, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Transition Agreement, dated August 25, 2025, between SPAR Group, Inc. and Michael R. Matacunas.

10.2	Mutual Release of Claims, dated August 25, 2025, between SPAR Group, Inc. and Michael R. Matacunas.

10.3	Employment Agreement, dated August 25, 2025, between SPAR Group, Inc. and William Linnane.

10.4	Departure Agreement, dated August 25, 2025, between SPAR Group, Inc. and Ron Lutz.

10.5	Supplemental Mutual Release Pursuant to Change of Control Severance Agreement, dated August 25, between SPAR Group, Inc. and Ron Lutz.

10.6	Consulting Services Agreement, dated August 25, 2025, between SPAR Group, Inc. and Ron Lutz.

10.7	Departure Agreement, dated August 25, 2025, between SPAR Group, Inc. and Kori Belzer.

10.8	Supplemental Mutual Release Pursuant to Change of Control Severance Agreement, dated August 25, between SPAR Group, Inc. and Kori Belzer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPAR Group, Inc. Date: August 29, 2025 By: /s/ Michael R. Matacunas Michael R. Matacunas, CEO